                       IMPERIAL WAREHOUSE FINANCE, INC.
                                 Initial Buyer


                                      and

                  HomeGold Financial, Inc. and HomeGold, Inc.
                                    Seller


                         SELLER'S WARRANTIES AGREEMENT
                         Dated as of January 11, 2001

                                Mortgage Loans

This Seller's Warranties Agreement, dated and effective as of January __, 2001, is executed between IMPERIAL WAREHOUSE FINANCE, INC., a California corporation, as the initial buyer ("Initial Buyer"), and HomeGold, Inc. as the seller ("Seller").

                            PRELIMINARY STATEMENTS

     From time to time, the Initial Buyer will be purchasing from the Seller pursuant to a Master Repurchase Agreement dated as of the Closing Date between the Seller and the Initial Buyer (the "Master Repurchase Agreement") the mortgage loans which are subject to this Agreement, and the Seller has agreed to make certain representations, warranties, and covenants with respect thereto.

     In consideration of the premises and the mutual agreements hereinafter set forth, the Initial Buyer and the Seller agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.01  Defined Terms.
                   -------------

     Capitalized terms not defined herein shall have the meanings given to them in the Master Repurchase Agreement. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings specified in this Article:

     "Agreement": This Seller's Warranties Agreement including all exhibits hereto, amendments hereof and supplements hereto.

     "Appraised Value": With respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the appraisal made for the originator at the time of origination of the Mortgage Loan or the sales price of the Mortgaged Property at such time of origination, whichever is less, provided, however, that in the case of a Refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such Refinanced Mortgage Loan.

     "Assignment": An individual assignment of the Mortgage, notice of transfer or equivalent instrument, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

     "Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a legal holiday in the State of California, or (iii) a day on which banking institutions in the State of California are authorized or obligated by law or executive order to be closed.

     "Buyer": Imperial Warehouse Finance, Inc. as Initial Buyer and holder of the Mortgage Loans and any subsequent holder or holders of the Mortgage Loans.

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     "Closing Date":  The date on which the Initial Buyer funds any purchase pursuant to the Master Repurchase Agreement.

     "Confirmation": The letter agreement titled "Confirmation of Terms of Transactions (Certificate of Seller)" addressed to the Initial Buyer by Seller.

     "Cut-off Date": The first day of the month in which the related Purchase Date occurs.

     "Due Date": The date of each month on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

     "Escrow Account": An account maintained by the Seller for the deposit of Escrow Payments received in respect of one or more Mortgage Loans.

     "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, common charges in condominiums and planned unit developments, mortgage insurance premiums, fire and hazard insurance premiums and other payments which have been escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

     "FHA": The Federal Housing Administration or any successor thereto.

     "FHLMC": The Federal Home Loan Mortgage Corporation or any successor organization.

     "FNMA": The Federal National Mortgage Association or any successor organization.

     " Initial Buyer ":  Imperial Warehouse Finance, Inc.

     "Interim Period": The period of time from the Closing Date to the Servicing Transfer Date, during which period the Seller shall service the Mortgage Loans on behalf of the Buyer.

     "Loan-to-Value Ratio" or "LTV": With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

     "Master Repurchase Agreement": As defined in the Preliminary Statement hereto.

     "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

     "Mortgage": The mortgage, deed of trust or other instrument creating a lien on real property securing the Mortgage Note.

     "Mortgage File": The mortgage documents pertaining to a particular Mortgage Loan which are specified in Exhibit A hereto.

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     "Mortgage Interest Rate":  The annual rate at which interest accrues on any
Mortgage Loan.

     "Mortgage Loan": An individual Mortgage Loan, including but not limited to, all documents included in the Mortgage File, the Monthly Payments, principal prepayments, cash liquidations, primary insurance proceeds, other insurance proceeds, condemnation proceeds, liquidation proceeds, and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, which is sold by the Seller to the Initial Buyer and which is the subject of this Agreement. The Mortgage Loans originally subject to this Agreement are identified on the Mortgage Loan Schedule.

     "Mortgage Loan Schedule": The list of Mortgage Loans subject to this Agreement and identified on the schedule attached to the related Certificate of Seller, which list shall set forth the following information with respect to each Mortgage Loan:

          (i)      the loan number;
          (ii)     the Mortgagor's name;
          (iii) the street address of the Mortgaged Property, including city, state and zip code;
          (iv)     the Mortgage Interest Rate as of the Cut-off Date;
          (v)      the original term;
          (vi)     the original principal balance;
          (vii)    the first payment date;
          (viii) the remaining term to amortized maturity and the stated maturity date;
          (ix)     the Monthly Payment as of the Cut-off Date;
          (x) the outstanding principal balance as of the Cut-off Date, after giving effect to all payments of principal received on or before such date;
          (xi)     the Loan-to-Value Ratio at origination;
          (xii) a code indicating whether the Mortgaged Property is occupied by owner;
          (xiii)   a code indicating the lien priority of the related Mortgage;
          (xiv)    a code indicating the type of residential dwelling;
          (xv)     a code indicating the credit grade of the related Mortgagor;
          (xvi) with respect to each adjustable rate Mortgage Loan, the index;
          (xvii) with respect to each adjustable rate Mortgage Loan, the margin;
          (xviii) with respect to each adjustable rate Mortgage Loan, the Mortgage Interest Rate at origination; and
          (xix) with respect to each adjustable rate Mortgage Loan, the Monthly Payment at origination.

Such schedule shall also set forth the weighted average of the amounts set forth in (iv) and (viii) above and the total of the amounts described under (x) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

     "Mortgage Note":  The note of a Mortgagor secured by a Mortgage.

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

     "Mortgaged Property": The underlying real property securing repayment of a Mortgage Note.

     "Mortgagor":  The obligor on a Mortgage Note.

     "Refinanced Mortgage Loan": A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

     "Related Documents": The documents, other than this Agreement, entered into between the Seller and the Initial Buyer with respect to the Mortgage Loans, which documents consist of (a) each Confirmation, (b) the Master Repurchase Agreement, and (c) all other ancillary documents required by this Agreement or the Master Repurchase Agreement.

     "Seller": HomeGold Financial, Inc. or its successor in interest or any successor under this Agreement appointed as herein provided.

     "Underwriting Guidelines": The underwriting guidelines used by the Seller in connection with the origination of the Mortgage Loans and, if applicable, which have been submitted to and approved by the Initial Buyer.

     "VA": The United States Department of Veterans Affairs or any successor thereto.

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

                                  ARTICLE II

           REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE SELLER



     Section 2.01    Representations and Warranties of the Seller.
                     --------------------------------------------

     The Seller represents and warrants to the Buyer that as of the Closing Date and as of each date thereafter on which the Master Repurchase Agreement is in effect:

             (i) The Seller is duly organized, validly existing and in good standing under the laws of South Carolina and is qualified to transact business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Seller by any state having jurisdiction; and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to insure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of the Master Repurchase Agreement;

             (ii) The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement and each Related Document. The Seller has duly authorized the execution, delivery and performance of this Agreement and the Related Documents, has duly executed and delivered this Agreement, and this Agreement and the Related Documents, assuming due authorization, execution and delivery by the Initial Buyer each constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms;

             (iii) Neither the execution and delivery of this Agreement and the Related Documents, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Initial Buyer, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the Related Documents, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject;

             (iv) There is no litigation pending or, to the Seller's knowledge, threatened, which if determined adversely to the Seller would adversely affect the sale of the Mortgage Loans to the Initial Buyer, the execution, delivery or enforceability of this Agreement or any Related Document, or the ability of the Seller to service the Mortgage Loans or which would have a

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material adverse effect on the financial condition of the Seller, except as disclosed in the public filings with the SEC by Seller's parent corporation, HomeGold Financial, Inc.

             (v) The Financial Statements delivered to Initial Buyer by Seller and the Guarantors are true, correct and complete as of the date of such Financial Statements for the period covered thereby. Since the date of the most recent Financial Statements delivered to Initial Buyer, there has not been any material adverse change in the business, operations, properties or financial position of Seller, and Seller does not know of any fact (other than matters of a general economic or political nature) which materially adversely affects or, so far as the Seller can now reasonably foresee, will materially adversely affect, the qrigination or sale of any Mortgage Loan or the business, operations, properties or financial position of Seller or the performance by Seller of its obligations under this Agreement.

             (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement and the Related Documents, the delivery of the Mortgage Files to the Buyer for the benefit of the Buyer, the sale of the Mortgage Loans to the Initial Buyer or the consummation of the transactions contemplated by this Agreement and the Related Documents;

             (vii) The consummation of the transactions contemplated by this Agreement and the Related Documents are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller as contemplated by this Agreement and the Related Documents are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

             (viii) The Seller used no adverse selection procedures in selecting the Mortgage Loans from among the outstanding home mortgage loans in the Seller's portfolio at the Closing Date as to which the representations and warranties set forth in Section 2.02 could be made;

             (ix) The Seller has good and marketable title to, and is the sole owner of, the Mortgage Loans, free and clear of any lien, charge or encumbrance or any ownership or participation interest in favor of any other person, and the mortgage note has not been assigned, pledged, hypothecated or otherwise transferred to any person;

             (x) The county and state identified in Section 3.03 is the location of the principal place of business of Seller and, unless otherwise specified therein, that location is the only location in which the Financing Statements must be filed to perfect the security interest granted to Buyer under Paragraph 6 of the Master Repurchase Agreement. Unless otherwise specified in
Section 3.03, Seller does not do business under any other names. Upon the filing of the Financing Statement for that location, Buyer will have a valid and perfected first-priority security interest as contemplated by such Paragraph for all the obligations of Seller, free and clear of all liens and encumbrances; and

             (xii) Neither this Agreement nor any statement, report or other document

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prepared and furnished by or on behalf of the Seller pursuant to this Agreement or any Related Document or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading.

     Section 2.02    Representations and Warranties as to Individual Mortgage
                     --------------------------------------------------------
                     Loans.
                     -----

     The Seller hereby represents and warrants to the Buyer that, as to each Mortgage Loan, as of the related Purchase Date and each date thereafter up to the related Repurchase Date:

             (i) The information set forth in the Mortgage Loan Schedule is complete, true and correct as of the Closing Date;

             (ii) All payments required to be made for such Mortgage Loan under the terms of the Mortgage have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of the mortgage note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day that precedes by one month the due date of the first installment of principal and interest; and there has been no delinquency of more than thirty days in any payment by the Mortgagor thereunder at any time since the origination of the Mortgage Loan;

             (iii) There are no delinquent taxes, ground rents, water charges, sewer rents or assessments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property;

             (iv) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, the substance of which waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule;

             (v) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

             (vi) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as

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are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements imposed by FNMA for similar mortgage loans which are serviced under its MBS program in an amount at least equal to the outstanding principal balance of the applicable Mortgage Loan (without coinsurance). If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC. All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

             (vii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

             (viii) The Mortgage has not been satisfied, canceled or subordinated, in whole, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

             (ix) The Mortgage is a valid, subsisting and enforceable lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of any prior mortgage, (b) the lien of current real property taxes and assessments not yet due and payable, (c) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first or second lien and first or second priority security interest on the property described therein;

             (x) The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. The mortgage note is on a form acceptable to FNMA and FHLMC. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

             (xi) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor under the Mortgage Note is a natural person. The debt of the Mortgage Loan is evidenced by one Mortgage Note only;

             (xii) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage. Any future advances made prior to the date such Mortgage Loan was delivered have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

             (xiii) The Mortgage Note and the Mortgage have not been assigned or pledged, and the Seller has good and marketable title thereto, and the Seller is the sole owner thereof and has full right to transfer and sell the Mortgage Loan to the Initial Buyer free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

             (xiv) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing and "doing business" requirements of the laws of the state wherein the Mortgaged Property is located;

             (xv) The Mortgage Loan is covered by an ALTA lender's title insurance policy acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (ix)(a) through (d) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

             (xvi) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

             (xvii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

             (xviii) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation. The Mortgaged Property is lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such mortgaged property and, with respect to the use and occupancy of the same, including but not limited to, certificates of occupancy, have been made or obtained from the appropriate authorities;

             (xix) The Mortgage Loan was originated by the Seller or a savings association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to
Section 203 of the National Housing Act. With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each interest rate adjustment date to equal the index plus the gross margin, rounded up or down to the nearest 1/8%, subject to the mortgage interest rate cap. With respect to fixed rate Mortgage Loans, the Mortgage Note is payable in equal monthly installments of principal and interest which are sufficient to amortize the principal balance of the Mortgage Loan over its term and pay interest at the Mortgage Interest Rate. With respect to adjustable rate Mortgage Loans, installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. No Mortgage Loan is an interest only mortgage loan. No Mortgage Note provides for negative amortization. No adjustable rate Mortgage Loan is convertible to a fixed interest rate mortgage loan. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

             (xx) The Mortgage contains the usual and customary "due-on-sale" clause or other similar provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

             (xxi) The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof. The Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

             (xxii) The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgaged Property or is not currently subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor or is not currently seeking protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. No Mortgagor has requested relief under the Soldiers and Sailors Civil Relief Act of 1940;

             (xxiii) The Mortgage Loan was originated in accordance with the Underwriting Guidelines. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of fact or omit to state a fact required to be stated therein or necessary to make the information and statements therein not misleading;

             (xxiv) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in
(ix) above;

             (xxv) The Mortgage File contains an appraisal of the related Mortgaged Property, on a form acceptable to FNMA or FHLMC signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraisal met the requirements of applicable laws and regulations governing the originator thereof at the time of origination of the Mortgage Loan, and the appraisal satisfies the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The determination of the Appraised Value of the Mortgaged Property was based on sales of comparable properties;

             (xxvi) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

             (xxvii) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a

"buydown" provision. No Mortgage Loan is a graduated payment mortgage loan or growing equity mortgage loan;

       (xxviii) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect thereto. Such statement is included in the Mortgage File;

       (xxix) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the sale or exchange of a Mortgaged Property by the lender;

       (xxx) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

       (xxxi) The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

       (xxxii) The Mortgaged Property is located in the state indicated on the Mortgage Loan Schedule, and consists of a single parcel of real property with a detached single family residence erected thereon, or a two to four family dwelling, or an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development as defined by FNMA, none of which is a mobile home;

       (xxxiii) The original LTV of the Mortgage Loan was not more than 100%;

       (xxxiv) With respect to each Mortgage Loan which is subject to the provisions of the Homeownership and Equity Protection Act of 1994: the Mortgage Loan is identified as such on the Mortgage Loan Schedule, the related Mortgage File contains a notice from the originator, and a copy of a notice to each entity which was a buyer or assignee of the Mortgage Loan, satisfying the provisions of such Act and the regulations issued thereunder, to the effect that the Mortgage Loan is subject to special truth-in-lending rules;

       (xxxv) All Escrow Accounts are maintained with Seller and have been maintained in accordance with applicable law and the terms of the Mortgage Loans. The Escrow Payments required by the Mortgages which have been paid to the Seller for the account of the borrower are on deposit in the appropriate Escrow Account. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note;

       (xxxvi) Except for such documents that are held by a servicer of the related Mortgage Loan, the Seller is in possession of a complete Mortgage File (including a copy of the survey of the Mortgaged Property, if any; an original hazard insurance policy and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy; a Mortgage Loan closing statement; a Mortgage Loan application; verification of employment and income, if any; evidence of source and amount of downpayment; credit report on the Mortgagor; an appraisal report; a photograph of the Mortgaged Property; an executed Truth-in-Lending disclosure statement and rescission rights waiver and a copy of all other materials required by law to be delivered to the Mortgagor; a contract of sale, if any, and any other documents customarily collected or created, and retained, in connection with the origination of mortgage loans). Seller has delivered, or caused to be delivered, to the Buyer as directed by Buyer, each document required to be so delivered;

       (xxxvii) All funds received by the Seller in connection with the Mortgage Loans, including, without limitation, foreclosure proceeds, fire insurance proceeds from fire losses, condemnation proceeds and principal reductions, have been applied to reduce the principal balance of the Mortgage Loans in question or deposited in the Escrow Account, or for reimbursement of repairs to the Mortgaged Property or as otherwise required by applicable law;

       (xxxiii) The Seller and any current or prior mortgagee or servicer of the Mortgage Loans have complied in all respects material to the value of the Servicing Rights with every applicable federal, state, or local law, statute, and ordinance, and any rule, regulation, or order issued thereunder including, without limitation, the fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination in residential lending or governing consumer credit, and also including, without limitation, the Consumer Credit Reporting Act, Equal Credit Opportunity Act of 1975 and Regulation B, Fair Credit Reporting Act, Truth-in-Lending Law, in particular, Regulation Z as amended, the Flood Disaster Protection Act of 1973, the Real Estate Settlement Procedures Act of 1974 as amended, and state and local consumer credit codes and laws, and the origination, collection and all other practices of the originator, the Seller and all prior servicers in connection with the origination or servicing of each Mortgage and Mortgage Note are and have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited; and

       (xxxix) Neither the Seller nor any of its agents or affiliates has contacted or shall contact any Mortgagor for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loan, nor has the Seller or any of its agents or affiliates utilized, nor shall they utilize, any information held or acquired by the Seller or such agency or affiliates in their capacity as mortgagees or servicers of the Mortgage Loans to derive any other incidental income or benefit from the servicing thereof, nor has the Seller or such agents or affiliates given, nor will they give, a list of Mortgagors to any person for such purpose or to derive any other incidental income or benefit from the servicing thereof; provided, however that the foregoing shall not be construed to limit or impair other activities of the Seller in its capacities other than as servicer of the Mortgage Loans, including, without limitation, the provision of banking and related services to customers (which may include the Mortgagors under the Mortgage Loans other than in their capacity as such) in the ordinary course and any general solicitation or encouragement of such customers to prepay or refinance existing mortgages or to purchase or renew insurance in connection therewith so long as the provisions of such services and any such solicitation or encouragement does not result in the refinancing of a Mortgage Loan by the Seller or any affiliate of the Seller.

       Section 2.03  Breach of Representation or Warranty.
                     ------------------------------------

       It is understood and agreed that the representations and warranties set forth in Sections 2.01 and 2.02 shall survive the sale of the Mortgage Loans to the Buyer and shall inure to the benefit of the Buyer and its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination of any Mortgage File and without regard to any applicable statute of limitations. Upon discovery by Seller of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Buyer in any Mortgage Loan, the Seller shall give prompt written notice to the Buyer.

       The Seller shall indemnify the Buyer and hold it or them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a breach of the Seller's representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Seller set forth in this
Section 2.03 to indemnify the Buyer as provided in this Section 2.03 are in addition to any other remedies of the Buyer respecting a breach of the foregoing representations and warranties.

       Limitation of Seller's Liability: As required by the provisions of that certain Indenture dated September 23, 1997, as amended, by and between HomeGold Financial, Inc. (f/k/a Emergent Group, Inc.), the Subsidiary Guarantors named therein (one of which is Seller) and Bankers Trust Company as Trustee, not withstanding any other provision of this Agreement to the contrary, Buyer(s) shall have no recourse against Seller or any of its affiliates to satisfy claims in respect of this Agreement and the transactions contemplated herein in excess of the realizable value of the Mortgage Loans purchased from Seller pursuant hereto and held by such Buyer(s).

       Section 2.04  Covenants of Seller.
                     -------------------

       The Seller hereby covenants and agrees that until satisfaction in full of the obligations of the Seller under the Master Repurchase Agreement, unless the Buyer shall otherwise consent in writing, the Seller shall do the following:

          (i) Use the proceeds of each Transaction only to fund the Mortgage Loans described in the Purchase Request submitted to Buyer for such Transaction;

          (ii) Furnish to Buyer: (a) Financial Statements of Seller and each Guarantor within ninety (90) days after the end of each year; (b) Not later than thirty (30) days after the end of each quarter, unaudited Financial
Statements of Seller for the quarter then ended; and (c) Such other information as is reasonably requested by Buyer to determine the financial condition of Seller, and any Guarantor.

          (iii) Furnish to Buyer within ten (10) days of any election or appointment of officers or directors, written notice of any change in the persons who from time to time become principals, officers or directors of Seller;

          (iv) Notify Buyer within ten (10) days of any default under any Purchased Loan; any bankruptcy or insolvency proceeding commenced by or against Seller or any Guarantor; any event or occurrence which would, if not cured within the applicable notice or grace period, constitute an event of default under the Master Repurchase Agreement; and any change in the principal place of business of Seller;

          (iv) Not change its name, enter into or effect any merger, consolidation, share exchange, division, conversion, reclassification, reorganization or recapitalization, or other transaction of like effect, or dissolve;

          (v) Not pay to any Guarantor or affiliate of any Guarantor any fees, compensation, or other sums from proceeds of any Transaction or any Mortgage Loan except pursuant to a written agreement approved in writing by Buyer.


                                  ARTICLE III

                           MISCELLANEOUS PROVISIONS

     Section 3.01  Amendment.
                   ---------

     This Agreement may be amended from time to time by the Buyer and the Seller only by written agreement signed by the Buyer and the Seller.

     Section 3.02  Governing Law.
                   -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of California except to the extent preempted by Federal law.

     Section 3.03  Notices.
                   -------

     Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, if (i) in the case of the Seller to HomeGold, Inc., 3901 Pelham Road, Greenville, SC 29615. Attention: Bruce Dodd or such other address as may hereafter be furnished to the Buyer in writing by the Seller and (ii) in the case of the Buyer, Imperial Warehouse Finance, Inc. 23430 Hawthorne Boulevard, Bldg. 3, Suite 210, Torrance, CA 90505, Attention: Zoila Velasco, or such other address as may be furnished to the Seller in writing by the Buyer.

     Section 3.04  Severability Provisions.
                   -----------------------

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement, provided, however, that if the invalidity of any covenant, agreement or provision shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement.

     Section 3.05  Exhibits.
                   --------

     The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     Section 3.06  General Interpretive Principles.
                   -------------------------------

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

          (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (iv)  a reference to a Subsection without further reference to a
Section is a
reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (v) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

     Section 3.07  Reproduction of Documents.
                   -------------------------

     This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 3.08  Counterparts.
                   ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument. It shall not be necessary in making proof of this Agreement or any counterpart thereof to produce or account for any other counterpart.

     Section 3.09  Entire Agreement, Successors and Assigns.
                   ----------------------------------------

     Except as otherwise provided herein, this Agreement together with the Related Documents constitutes the entire agreement between the parties hereto and supersedes all rights and prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement shall not be assignable in whole or in part by the Seller. The Buyer may assign this Agreement, in whole or in part. The Buyer shall give the Seller prompt written notice of any such assignment, provided, however, that any failure to give such notice shall not be deemed to condition, qualify or affect any obligation of the Seller hereunder. This Agreement and any rights, remedies, obligations or liabilities under or by reason of the Agreement shall inure to the benefit of and be binding on the parties hereto or their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the Seller and the Initial Buyer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                              IMPERIAL WAREHOUSE FINANCE, INC.


                              By:__________________________________
                              Name: Zoila E. Velasco
                              Title: President/CEO

                              HOMEGOLD, INC.


                              By:
                              Name:________________________________
                              Title:


                              HOMEGOLD, FINANCIAL, INC.


                              By:
                              Name:________________________________
                              Title:

STATE OF CALIFORNIA  )
                           ) SS.
COUNTY OF LOS ANGELES )


       On the ______ day of _________________, 2000 before me, a Notary Public in and for said State, personally appeared ___________________________ known to me to be _______________________ of Imperial Warehouse Finance Inc., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.



                                             ______________________________
                                             Notary Public
                                             My Commission expires:

STATE OF SOUTH CAROLINA)
                           ) SS.
COUNTY OF      )


       On the ______ day of _________________, 2000 before me, a Notary Public in and for said State, personally appeared ___________________________ known to me to be _______________________ of HomeGold, Inc., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.


                                        ______________________________
                                        Notary Public
                                        My Commission expires:

                                   EXHIBIT A

                           CONTENTS OF MORTGAGE FILE


       With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Buyer.

               1 The original note or other evidence of indebtedness (the "Mortgage Note") of the obligor thereon (each such obligor, a "Mortgagor"), endorsed to the order of or assigned to Seller by the holder/payee thereof, without recourse, and endorsed by Seller, without recourse, in blank.

               2 The original mortgage, deed of trust or other instrument (the "Mortgage") creating a first lien on the underlying property securing the Mortgage Loan (the "Mortgaged Property"), naming Seller as the "mortgagee" or "beneficiary" thereof, and bearing on the face thereof the address of Seller, or, if the Mortgage does not name Seller as the mortgagee/beneficiary, the Mortgage, together with an instrument of assignment assigning the Mortgage, individually or together with other Mortgages, to Seller and bearing on the face thereof the address of Seller, and, in either case, bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of either the closing attorney or an officer of the title insurer that issued the related title insurance policy, or a certificate of receipt from the recording office, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located).

               3 An original assignment of Mortgage, in blank, which assignment shall be in form and substance acceptable for recording and, in the event that the Seller acquired the Mortgage Loan in a merger, the assignment must be by "[Seller], successor by merger to [name of predecessor]".

               4  Any intervening assignment of the Mortgage not included in
               (ii) above, including any warehousing assignment.

               5  Any assumption, modification, extension or guaranty agreement.

               6 The Lender's title insurance policy, or, if such policy has not been issued, a written commitment or interim binder issued by the title insurance company evidencing that the required title insurance coverage is in effect and unconditionally guaranteeing the holder of the Mortgage Loan that the lender's title insurance policy will be issued.

               7 Any instrument necessary to complete identification of any exception set forth in the exception schedule in the title insurance policy (e.g., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.).

               8  A survey of the Mortgaged Property.

               9 Any hazard insurance policy or flood insurance policy, with extended coverage of the hazard insurance policy.

               10 The Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending, real estate settlement procedure forms or other disclosure statements required by law.

               11 The residential loan application, if applicable.

               12 Any verification of employment and income.

               13 Any verification of acceptable evidence of source and
                  amount of downpayment.

               14 Any credit report on the borrower under the Mortgage Loan.

               15 Each residential appraisal report.

               16 A photograph of the Mortgaged Property.

               17 If the Mortgage Note or Mortgage or any other material
                  document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the power of attorney or other instrument that authorized and empowered such person to sign with recording information thereon.

               18 Any policy or certificate of primary mortgage guaranty
                  insurance.


               19 Any tax receipts, insurance premiums, ledger sheets, payment records, insurance claim files and correspondence, current and historical computerized data files, underwriting standards used for origination and all other papers and records developed or originated by the Seller, any servicer or others, required to document the Mortgage Loan or to service the Mortgage Loan.

               20 With respect to FHA insured Mortgage Loans, the original FHA Insurance Contract, together with a completed HUD Form 92080 "Mortgagee Record Change" with the Buyer's name left blank.

               21 With respect to VA guaranteed Mortgage Loans, the original VA Guaranty Certificate.